UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): September 17, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2015, the Compensation Committee of the Board of Directors of Noranda Aluminum Holding Corporation (the “Company”) approved a modification of the Company’s Incentive Compensation Plan (“ICP”) for 2015 to provide for a threshold payout equal to 70% of the target payout upon achievement of specified performance objectives. Previously, the ICP provided for a threshold payout equal to 85% of the target payout upon achievement of a higher level of performance objectives with respect to the same metrics. The ICP is a broad-based incentive program in which approximately 1,735 employees participate, including the Company’s executive officers. In approving the modification, the Compensation Committee considered the impact on the ICP of several events affecting the Company’s performance in 2015 not attributable to matters meaningfully influenced by the efforts of ICP participants, and the need in light of such impact to provide effective incentives for reducing costs and maximizing cash flow for the remainder of 2015.
On September 23, 2015, the Board of Directors of the Company approved a change in the definition of “Change in Control” contained in the Third Amended and Restated Noranda Aluminum Holding Corporation 2007 Long Term Incentive Plan, the Noranda Aluminum Holding Corporation 2010 Incentive Award Plan (the “2010 Plan”) and the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan to provide that, among other specified events, a “Change in Control” for purposes of each of the plans would be deemed to occur upon the acquisition by any person of beneficial ownership of more than 30%, indirectly or directly, of the voting power of the Company, subject to limited exceptions.
In addition, the Board of Directors authorized an amendment to the term sheets relating to the employment of Layle K. Smith, the Company’s President and Chief Executive Officer; Dale W. Boyles, the Company’s Chief Financial Officer; Gail E. Lehman, the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary; and Scott M. Croft, the Company’s Chief Commercial Officer and President, Flat-Rolled, defining “Change in Control” as having the meaning ascribed to it in the 2010 Plan, as amended as of September 23, 2015.
The amendments to the term sheets will become effective upon the execution of amendment documents by the Company and the relevant executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	September 23, 2015
By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary